UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On September 7, 2004, Bottomline Technologies (de), Inc. (the Company) issued to former shareholders of Create!form International, Inc. (Createform) contingent consideration of 298,630 shares of the Company’s common stock with a value of approximately $2,610,000 based on the closing stock price of the Company’s common stock on September 7, 2004. The payment of the contingent consideration was based on certain operating results achieved by Createform during fiscal year 2004. The shares were issued in connection with the Company’s acquisition of all of the outstanding stock of Createform, pursuant to an Agreement and Plan of Merger, dated as of September 15, 2003, by and among the Company, Create!form Acquisition Corporation, Createform, the Principals (as defined therein), the Stockholder Representatives (as defined therein) and the Company Stockholders (as defined therein). The shares were issued pursuant to Regulation D of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

10.1(1) Agreement and Plan of Merger, dated as of September 15, 2003, by and among Bottomline Technologies (de), Inc., Create!form Acquisition Corporation, Create!form International, Inc., the Principals (as defined therein), the Stockholder Representatives (as defined therein) and the Company Stockholders (as defined therein).

(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K dated September 18, 2003 (File No. 000-25259).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: September 13, 2004	By:	/s/ Kevin M. Donovan
Kevin M. Donovan Chief Financial Officer and Treasurer